EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 033-88414) of The Cheesecake Factory Incorporated of our report dated February 2, 2001 relating to the financial statements, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 6, 2001

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